Exhibit 10.1

AMENDMENT NO. 1

TO

INVESTMENT AGREEMENT

THIS AMENDMENT NO. 1 TO INVESTMENT AGREEMENT, dated as of April 20, 2011 (this “Amendment”), is made by and among First Federal Bancshares of Arkansas, Inc., a Texas corporation (the “Company”), First Federal Bank, a federally chartered stock savings and loan association and wholly-owned subsidiary of the Company (the “Bank”), and Bear State Financial Holdings, LLC, an Arkansas limited liability company (the “Investor”).

RECITALS

A.            The Company, the Bank and the Investor are parties to that certain Investment Agreement dated as of January 27, 2011 (the “Investment Agreement”).

B.            The Investment Agreement creates an ongoing obligation on the part of the Company to take certain actions with respect to the Designated Investor Directors following the First Closing for so long as the Investor or its Permitted Transferees maintain a minimum percentage ownership in the Common Stock of the Company.

C.            The Company, the Bank and the Investor desire to amend the Investment Agreement, pursuant to Section 6.4 thereof, in order to eliminate such obligation.

AGREEMENT

Now, therefore, in consideration of the foregoing contained in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Bank and the Investor hereby agree as follows:

1.             Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Investment Agreement.

2.             Amendments.  The Investment Agreement is hereby amended as follows:

(a)           The Defined Terms Index is hereby amended to delete the terms “Permitted Transferee”, “Permitted Transferee Voting Agreement” and “Qualifying Ownership Interest” and the corresponding section references for such terms.

(b)           Section 3.5 (Governance Matters) of the Investment Agreement is hereby amended to delete subsection (a) in its entirety and to replace such subsection with the following:

“(a)         Immediately prior to the First Closing, the Company shall take all requisite corporate action (including, without limitation, amending as necessary the Bank’s bylaws) such that (i) immediately prior to the First Closing, the size of the Board of Directors as well as the Bank Board shall consist of seven (7) seats, and (ii) immediately following the First Closing, (A) the Board of Directors and the Bank Board shall include four (4) individuals designated by the Investor to serve on the Board of Directors and the Bank Board (the “Designated Investor Directors”) (if

such individuals have received prior written approval by OTS to serve in such positions as part of the Investor’s application to the OTS for status as a savings and loan holding company) and (B) the positions of Chairman and Vice Chairman of the Board of Directors and Bank Board shall be filled by the Designated Investor Directors designated by the Investor to serve in those positions (if such individuals have received prior written approval by OTS to serve in such positions).  Of the four (4) Designated Investor Directors, only one (1) such Designated Investor Director may serve in such capacity while also serving as an employee of the Company and/or the Bank.  Of the three (3) non-Designated Investor Directors, only one (1) such director may serve in such capacity while also serving as an employee of the Company and/or Bank.  Any existing member of the Board of Directors and the Bank Board who will not be among the seven (7) members of the Board of Directors and the Bank Board immediately following the First Closing shall have tendered his or her conditional resignation from the Board of Directors and the Bank Board to be effective only upon the First Closing (provided that OTS has granted prior written approval to his/her proposed replacement).  Not less than ten (10) Business Days prior to the First Closing, the Investor shall provide to the Company in writing the names of the Designated Investor Directors to the Board of the Directors and the Bank Board (including the name of the Designated Investor Directors designated by the Investor to serve as Chairman of the Board of Directors and the Bank Board and Vice Chairman of the Board of Directors and the Bank Board) and the committees to which such designees are to be appointed immediately following the First Closing.  In accordance with this Section 3.5, the Company (if OTS has granted prior written approval for such Designated Investor Directors to serve in such positions) shall cause (A) the Designated Investor Directors to be elected or appointed as members of the Board of Directors and the Bank Board and (B) the Designated Investor Directors designated by the Investor to serve as Chairman of the Board of Directors and the Bank Board and Vice Chairman of the Board of Directors and the Bank Board to be elected or appointed as Chairman of the Board of Directors and Bank Board and Vice Chairman of the Board of Directors and the Bank Board, all subject to satisfaction of all legal and governance requirements regarding service as a member of the Board of Directors and the Bank Board on the First Closing Date.”

(c)           Section 3.8 (Preemptive Rights) of the Investment Agreement is hereby amended to delete subsection (a) in its entirety and to replace such subsection with the following:

“(a)         Sale of New Securities.  After the First Closing, for so long as the Investor owns, in the aggregate, thirty-three percent (33%) or more of the then outstanding shares of Common Stock (as adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization and including Common Shares issued upon exercise of the Investor Warrant) (before giving effect to any issuances triggering provisions of this Section 3.8), at any time that the Company proposes to make any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity kicker”) (including any hybrid security) (any such security, a “New Security”) (other than the issuance and sale of securities (i) in connection with the Rights

Offering and the Second Closing; (ii) to employees, officers, directors or consultants of the Company pursuant to employee benefit plans or compensatory arrangements approved by the Board of Directors (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements) or (iii) as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction) the Investor shall first be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by Law and the Articles of Incorporation and bylaws of the Company, the Investor may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of such New Securities to be offered in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities. The New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor (assuming full conversion or exercise of any securities convertible into or exercisable for Common Stock) and the denominator of which is the number of shares of Common Stock then outstanding.”

(d)           Section 3.8 (Preemptive Rights) of the Investment Agreement is hereby further amended to delete subsection (g) in its entirety and to replace such subsection with the following:

“(g)         No Assignment. The rights set forth under this Section 3.8 are exclusive to the Investor and its members and are not otherwise assignable or transferable to any third party.”

3.             No Other Amendments.  Except for the amendments expressly set forth and referred to in Section 2 hereof, the Investment Agreement shall remain unchanged and in full force and effect.

4.             Effect of Amendment.  Whenever the Investment Agreement is referred to in the Investment Agreement or in any other agreements, documents and instruments, such reference shall be deemed to be to the Investment Agreement as amended by this Amendment.

5.             Entire Agreement.  The Investment Agreement (including the documents referred to therein and those certain written agreements and undertakings between the parties executed and delivered on the date thereof that relate to the transactions contemplated by the Investment Agreement), as amended by this Amendment, constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

6.             Governing Law.  This Amendment shall be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

7.             Severability.  Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

8.             Counterparts.  This Amendment may be executed in one or more counterparts (including by means of facsimile or scanned copy), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

9.             Headings.  The section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:	/s/ Larry J. Brandt
Larry J. Brandt
President and Chief Executive Officer

FIRST FEDERAL BANK

By:	/s/ Larry J. Brandt
Larry J. Brandt
President and Chief Executive Officer

BEAR STATE FINANCIAL HOLDINGS, LLC

By:	/s/ Richard N. Massey
Richard N. Massey
Managing Member

SIGNATURE PAGE TO AMENDMENT NO. 1 TO INVESTMENT AGREEMENT